Fourth Quarter 2017 Earnings Call February 27, 2018 Supplemental Information

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, disintermediation, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2017, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Company’s Form 8-K, dated February 26, 2018, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this Investor Reference Book. Forward-Looking Statements

Encompass Health 3 Q4 2017 Summary............................................................................................................... 4-5 Rebranding and Name Change ................................................................................................ 6 Clinical Collaboration Rate.................................................................................................... 7 Inpatient Rehabilitation Segment ............................................................................................ 8-9 Home Health & Hospice Segment ............................................................................................ 10-11 Consolidated Adjusted EBITDA................................................................................................ 12 Earnings per Share.............................................................................................................. 13-14 Adjusted Free Cash Flow ...................................................................................................... 15 Guidance ......................................................................................................................... 16-17 Free Cash Flow.................................................................................................................. 18-19 Appendix Map of Locations................................................................................................................ 21 Pre-Payment Claims Denials - Inpatient Rehabilitation Segment........................................................ 22 Expansion Activity .............................................................................................................. 23 Estimated Impact of New Revenue Recognition Accounting Standard.................................................. 24 Business Outlook ................................................................................................................ 25-27 Debt Schedule and Maturity Profile.......................................................................................... 28-29 Overview of Rollover Shares .................................................................................................. 30 New-Store/Same-Store Growth............................................................................................... 31-32 Payment Sources (Percent of Revenues) .................................................................................... 33 Inpatient Rehabilitation Operational and Labor Metrics.................................................................. 34 Home Health & Hospice Operational Metrics............................................................................... 35 Share Information .............................................................................................................. 36 Segment Operating Results.................................................................................................... 37-38 Reconciliations to GAAP ....................................................................................................... 39-47 End Notes ........................................................................................................................ 48-50 Table of Contents

Q4 2017 Summary

(In Millions)	Q4 2017	Q4 2016	Q4 Growth	Full Year 2017	Full Year 2016	Full Year Growth
Encompass Health Consolidated						
Net operating revenues	$ 1,019.7	$ 949.9	7.3%	$ 3,971.4	$ 3,707.2	7.1%
Adjusted EBITDA	$ 208.2	$ 198.8	4.7%	$ 823.1	$ 793.6	3.7%
Inpatient Rehabilitation Segment						
Net operating revenues	$ 810.8	$ 767.6	5.6%	$ 3,188.1	$ 3,021.1	5.5%
Adjusted EBITDA	$ 207.1	$ 197.6	4.8%	$ 821.2	$ 797.2	3.0%
Home Health and Hospice Segment						
Net operating revenues	$ 208.9	$ 182.3	14.6%	$ 783.3	$ 686.1	14.2%
Adjusted EBITDA	$ 34.4	$ 28.0	22.9%	$ 125.9	$ 102.4	22.9%

Major takeaways:

- Strong Q4 2017 revenue growth in both segments
  - Inpatient rehabilitation growth driven by volume
    - ✓ Discharge growth of 5.9%; same store = 3.9%
    - ✓ Net revenue per discharge was flat.
    - ✓ Holiday-related timing differences favorably impacted discharge growth and negatively impacted net patient revenue per discharge.
  - Home health and hospice growth driven by volume
    - ✓ Admissions growth of 13.6%; same store = 10.1%
    - ✓ Revenue per episode decrease of 1.1%
- Consolidated Adjusted EBITDA increased 4.7% to $208.2 million in Q4 2017
- Adjusted EPS of $0.70 per diluted share in Q4 2017 and $2.76 per diluted share in FY 2017 - see pages 13 and 14.
- FY 2017 adjusted free cash flow of $467.6 million - see page 15.

Encompass Health

Reconciliations to GAAP provided on pages 39-47

4

Encompass Health 5 Q4 2017 Summary (cont.) u Expansion Activity (see page 23) – Began operating a new 40-bed inpatient rehabilitation hospital in Pearland, TX – Expanded existing inpatient rehabilitation hospitals by 63 beds – Acquired two home health locations in Georgia and Alabama u Balance Sheet – Leverage ratio of 3.1x at end of 2017 u Shareholder Distributions – Paid quarterly cash dividend of $0.25 per share in October 2017 – Declared a $0.25 per share quarterly cash dividend in October 2017 (paid in January 2018)

Rebranding and Name Change

Encompass Health

- **The Company's rebranding and name change reinforce its existing strategy and position as an integrated provider of inpatient and home-based care.**
  - Effective January 1, 2018, HealthSouth Corporation changed its name to Encompass Health Corporation, with a corresponding ticker symbol change from "HLS" to "EHC."
  - Both business segments – inpatient rehabilitation and home health and hospice – will fully transition to the Encompass Health branding by the end of the first quarter of 2019.
  - Total rebranding investment estimated to be ~$25 million to $30 million, to be incurred between 2017 and 2019

	2017	2018	2019	Total
Operating expenses*	~$6 million	~$11 to $13 million	~$1 to $2 million	~$18 to $21 million
Capital expenditures	~$1 million	~$5 to $6 million	~$1 to $2 million	~$7 to $9 million
Total rebranding investment	~$7 million	~$16 to $19 million	~$2 to $4 million	~$25 to $30 million

*Included in corporate general and administrative expenses line item

Encompass Health

6

The Company Continues to Improve the Patient Experience Through Integrated Care Delivery

Inpatient Rehabilitation-Home Health Clinical Collaboration (All Payors) Overlap Markets*

- As of December 31, 2017, ~60% of Encompass Health's inpatient rehabilitation hospitals were located within overlap markets.*
- The clinical collaboration rate with Encompass Health's inpatient rehabilitation hospitals increased by 350 basis points in Q4 2017 compared to Q4 2016.
- The Company's clinical collaboration rate objective for overlap markets is 35% to 40% within the next two years.
- TeamWorks clinical collaboration is a process to identify and standardize best practices for integrated patient care.
  - Initiative launched in February 2017
  - Began piloting redesigned clinical collaboration process in July 2017
  - Implementation completed in December 2017

TEAMWORKS



28.2%
Collaboration Rate
31.7%
Collaboration Rate
3,963
10,074
4,939
10,660
Q4 2016
Q4 2017
Encompass Health IRF Discharges to:
Encompass Health Home Health
Non-Encompass Health Home Health

Encompass Health

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within a 30-mile radius, excluding markets that have home health licensure barriers. Home health locations in overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

7

Encompass Health 8 Inpatient Rehabilitation Segment - Revenue Q4 Q4 Favorable/ ($millions) 2017 2016 (Unfavorable) Net operating revenues: Inpatient $ 784.7 $ 740.9 5.9% Outpatient and other 26.1 26.7 (2.2%) Total segment revenue $ 810.8 $ 767.6 5.6% (Actual Amounts) Discharges 43,910 41,474 5.9% Same-store discharge growth 3.9% Net patient revenue per discharge $ 17,871 $ 17,864 —% u Revenue growth was driven by volume growth. Ÿ New-store discharge growth resulted from joint ventures in Gulfport, MS (April 2017), Westerville, OH (April 2017), and Jackson, TN (July 2017) and wholly owned hospitals in Modesto, CA (October 2016) and Pearland, TX (October 2017). Ÿ Holiday-related timing differences favorably impacted discharge growth and negatively impacted revenue per discharge. u Outpatient and other revenue decreased in Q4 2017 notwithstanding $1.9 million in provider tax recoveries.

Inpatient Rehabilitation Segment - Adjusted EBITDA

($millions)	Q4 2017	% of Revenue	Q4 2016	% of Revenue
Net operating revenues	$ 810.8		$ 767.6	
Less: Provision for doubtful accounts	(8.4)	1.0%	(13.2)	1.7%
Net operating revenues less provision for doubtful accounts	802.4		754.4	
Operating expenses:				
Salaries and benefits	(408.1)	50.3%	(386.2)	50.3%
Other operating expenses[(a)]	(120.4)	14.8%	(109.8)	14.3%
Supplies	(35.1)	4.3%	(32.7)	4.3%
Occupancy costs	(15.6)	1.9%	(15.2)	2.0%
Hospital operating expenses	(171.1)	21.1%	(157.7)	20.5%
Other income	1.2		0.8	
Equity in nonconsolidated affiliates	1.7		2.4	
Noncontrolling interests[(b)]	(19.0)		(16.1)	
Segment Adjusted EBITDA	**$ 207.1**		**$ 197.6**	
Percent change	4.8%			

In arriving at Adjusted EBITDA, the following was excluded:

	Q4 2017	Q4 2016
(a) Loss on disposal of assets	$ 1.3	$ 2.0
(b) Tax reform impact on noncontrolling interests	$ 0.5	$ –

- ***Segment Adjusted EBITDA for the quarter of $207.1 million***
  - *Salaries and benefits as a percent of revenue benefited from lower group medical expenses that offset compensation increases and the impact from the ramping up of new stores.*
  - *Other operating expenses as a percent of revenue increased primarily due to higher provider tax expense in Q4 2017 and the impact of favorable franchise tax recoveries in Q4 2016.*
  - *Bad debt expense as a percent of revenue decreased due primarily to a reduction in new pre-payment claims denials (see page 22).*

Encompass Health

Reconciliations to GAAP provided on pages 39-47

9

Encompass Health 10 Home Health and Hospice Segment - Revenue Q4 Q4 Favorable/ ($millions) 2017 2016 (Unfavorable) Net operating revenues: Home health revenue $ 187.3 $ 165.2 13.4 % Hospice revenue 21.6 17.1 26.3 % Total segment revenue $ 208.9 $ 182.3 14.6% (Actual Amounts) Admissions 31,766 27,957 13.6 % Same-store admissions growth 10.1 % Episodes 56,625 49,253 15.0 % Same-store episode growth 11.2 % Revenue per episode $ 2,989 $ 3,023 (1.1)% u Revenue growth was driven by strong volume growth. Ÿ Approximately 120 basis points of same-store admissions growth resulted from clinical collaboration with Encompass Health’s IRFs. u Decrease in revenue per episode resulted from Medicare reimbursement rate cuts partially offset by changes in patient mix and reconciliation payments attributed to various alternative payment models (e.g., BPCI; ACOs). u Hospice revenue increase primarily was due to acquisitions in 2016.

Encompass Health 11 Q4 % of Revenue Q4 % of Revenue($millions) 2017 2016 Net operating revenues $ 208.9 $ 182.3 Less: Provision for doubtful accounts (1.3) 0.6% (1.3) 0.7% Net operating revenues less provision for doubtful accounts 207.6 181.0 Operating expenses:(a) Cost of services (97.2) 46.5% (89.7) 49.2% Support and overhead costs (73.8) 35.3% (62.7) 34.4% (171.0) 81.9% (152.4) 83.6% Equity in net income of nonconsolidated affiliates 0.1 0.1 Noncontrolling interests(b) (2.3) (0.7) Segment Adjusted EBITDA $ 34.4 $ 28.0 Percent change 22.9% In arriving at Adjusted EBITDA, the following was excluded: (a) Gain on disposal of assets $ — $ (3.3) (b) Tax reform impact on noncontrolling interests $ 4.1 $ — Home Health and Hospice Segment - Adjusted EBITDA * Reconciliation to GAAP provided on pages 29-31 Reconciliations to GAAP provided on pages 39-47 uSegment Adjusted EBITDA for the quarter of $34.4 million. Ÿ Cost of services as a percent of revenue decreased primarily due to staffing productivity gains. Ÿ Support and overhead costs increased as a percent of revenue primarily due to continued investments in additional sales and marketing associates.

Encompass Health 12 Consolidated Adjusted EBITDA ($millions) Q4 2017 % of Consolidated Revenue Q4 2016 % of Consolidated Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 207.1 $ 197.6 Home health and hospice segment Adjusted EBITDA 34.4 28.0 General and administrative expenses* (33.3) 3.3% (26.8) 2.8% Consolidated Adjusted EBITDA $ 208.2 $ 198.8 Percentage change 4.7% General and Administrative Expenses Associated with Rebranding and TeamWorks ($millions) Q1 2017 Q2 2017 Q3 2017 Q4 2017 FY 2017 Rebranding and name change $ 0.5 $ 1.7 $ 1.5 $ 2.5 $ 6.2 TeamWorks clinical collaboration(1) — 1.7 2.3 0.4 4.4 * General and administrative expenses in the above table exclude stock compensation of $9.8 million and $10.0 million for the fourth quarter of 2017 and 2016, respectively. . Reconciliations to GAAP provided on pages 39-47; Refer to pages 48-50 for end notes. Consolidated Adjusted EBITDA for the quarter of $208.2 million u General and administrative expenses increased as a percent of consolidated revenue primarily due to a year-over-year increase in incentive compensation, as well as expenses associated with the Company’s rebranding and name change, and the TeamWorks clinical collaboration initiative.

Earnings per Share - As Reported

(In Millions, Except Per Share Data)	Q4 2017	Q4 2016	Year Ended 2017	Year Ended 2016
Consolidated Adjusted EBITDA	$ 208.2	$ 198.8	$ 823.1	$ 793.6
Interest expense and amortization of debt discounts and fees	(35.9)	(41.6)	(154.4)	(172.1)
Depreciation and amortization	(46.6)	(43.8)	(183.8)	(172.6)
Stock-based compensation expense	(9.8)	(10.0)	(47.7)	(27.4)
Noncash (loss) gain on disposal of assets	(1.3)	1.3	(4.6)	(0.7)
	114.6	104.7	432.6	420.8
Certain items non-indicative of ongoing operating performance:				
Loss on early extinguishment of debt	—	—	(10.7)	(7.4)
Professional fees — accounting, tax, and legal	—	—	—	(1.9)
Tax reform impact on noncontrolling interests[(2)]	(4.6)	—	(4.6)	—
Pre-tax income	110.0	104.7	417.3	411.5
Income tax expense[(2)]	(49.2)	(39.7)	(160.6)	(163.9)
Income from continuing operations*	$ 60.8	$ 65.0	$ 256.7	$ 247.6
Interest and amortization on 2.0% Convertible Senior Subordinated Notes (net of tax)[(3)]	—	2.5	4.6	9.7
Loss on extinguishment of 2.0% Convertible Senior Subordinated Notes (net of tax)[(3)]	—	—	6.2	—
Diluted shares (see page 36)	99.2	99.2	99.3	99.5
Diluted earnings per share*[(3)]	$ 0.61	$ 0.68	$ 2.69	$ 2.59

- **EPS for the fourth quarter of 2017 were impacted by:**
  - Lower interest expense due primarily to the Company's exercise of its early redemption option on its 2.0% Convertible Senior Subordinated Notes in Q2 2017
  - Higher depreciation and amortization resulting from capital investments
  - Income tax reform[(2)]
- **EPS for full-year 2017 were impacted by the items discussed above for Q4 2017 as well as:**
  - Higher stock-based compensation expense
  - Loss on early extinguishment of debt due to the Company's exercise of its early redemption option on its 2.0% Convertible Senior Subordinated Notes in Q2 2017
- **EPS for Q4 2016 and full-year 2016 were impacted by the gain on the sale of the Company's pediatric home heath assets in Q4 2016.**
- **EPS for full-year 2016 were impacted by the loss on early extinguishment of debt associated with the redemptions of the 7.75% Senior Notes due 2022.**

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 48-50 for end notes.

Encompass Health 13

Encompass Health 14 Q4 Year Ended 2017 2016 2017 2016 Earnings per share, as reported $ 0.61 $ 0.68 $ 2.69 $ 2.59 Adjustments, net of tax: Professional fees — accounting, tax, and legal — — — 0.01 Mark-to-market adjustment for stock appreciation rights(5) — 0.02 0.08 0.01 Income tax adjustments(6) 0.03 (0.01) (0.08) (0.01) Tax reform impact(2) 0.06 — 0.06 — Loss on early extinguishment of debt(3) — — — 0.04 Sale of pediatric home health assets and hospital — 0.03 — 0.02 Adjusted earnings per share* $ 0.70 $ 0.72 $ 2.76 $ 2.67 Adjusted Earnings per Share(4) * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 44-47 Refer to pages 48-50 for end notes. Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance.

2017 Adjusted Free Cash Flow(7)



$474.5
$29.5
$47.6
$12.7
($62.6)
($34.1)
$467.6
Adjusted Free Cash Flow FY 2016 (7)
Adjusted EBITDA
Working Capital and Other
Cash Interest Expense
Cash Tax Payments, Net of Refunds
Maintenance Capital Expenditures
Adjusted Free Cash Flow FY 2017

- Adjusted free cash flow in full-year 2017 decreased primarily as a result of increased cash payments for taxes and increased maintenance capital expenditures.
  - Cash payments for taxes increased due to exhaustion of federal NOL in Q1 2017.
  - Increased maintenance capital expenditures resulted from leasehold improvements and furnishings associated with the Company's new home office location, refurbishments at certain larger hospitals, growth in the IRF segment, and an enhanced hospital maintenance program.
  - Working capital decreased primarily due to improved collection of accounts receivable (fewer claims denials) and lower cash distributions to joint venture partners (certain joint venture partners funded their share of capital investments through reductions in cash distributions).

Encompass Health

Reconciliations to GAAP provided on pages 39-47
Refer to pages 48-50 for end notes.

15

Encompass Health 16* See also the "Estimated Impact of the New Revenue Recognition Accounting Standard" on page 24.Refer to pages 48-50 for end notes. Guidance Adjusted EBITDA(8) Adjusted Earnings per Share from Continuing Operations Attributable to Encompass Health(4) Net Operating Revenues* 2018 Guidance Net Operating Revenues* Adjusted EBITDA(8) $830 million to $850 million Adjusted Earnings per Share from Continuing Operations Attributable to Encompass Health(4) $3.25 to $3.40 $3,971.4 million $823.1 million $2.76 $4,150 million to $4,250 million 2017 Actuals

2018 Guidance Considerations

Inpatient Rehabilitation

- Estimated 0.8% increase in Medicare pricing for Q1 through Q3; ~1.25% for Q4
- Salary increase of ~3.0%; benefits increase of ~8.0% to 12.0%
- Bad debt expense of 1.6% to 1.9% of net operating revenues

Home Health and Hospice

- Estimated 0.5% net Medicare pricing reduction for CY 2018
- Salary increase of ~3.0%; benefits increase of ~8.0% to 12.0%
- Inclusive of home health and hospice acquisitions in 2018

Consolidated

- Includes approximately $11 million to $13 million of operating expenses (included in corporate general and administrative expenses) associated with the rebranding and name change
- Diluted share count of ~99.5 million shares
- Tax rate of ~28% (includes impact from Tax Cuts and Jobs Act)

Encompass Health 17

Encompass Health 18 u Increased cash payments for taxes in 2018 primarily due to exhaustion of federal NOL in Q1 2017 Adjusted Free Cash Flow(7) Assumptions Reconciliations to GAAP provided on pages 39-47. Refer to pages 48-50 for end notes. Certain Cash Flow Items (millions) 2017 Actuals 2018 Assumptions • Cash interest expense (net of amortization of debt discounts and fees) $145.7 $140 to $150 • Cash payments for taxes, net of refunds $94.5 $105 to $135 • Working capital and other $(23.0) $50 to $70 • Maintenance CAPEX $138.3 $130 to $150 • Adjusted Free Cash Flow $467.6 $325 to $425 u Maintenance capital expenditures in 2018 reflect completion of new home office and completion of the ACE-IT installation, offset by expenditures associated with rebranding. u Working capital increase in 2018 due to expected resumption of Medicare pre-payment claims denials

Encompass Health 19 Uses of Free Cash Flow 2017 Actuals 2018 Assumptions Growth in Core Business IRF bed expansions $25.5 $30 to $40 New IRFs - De novos 75.2 80 to 110 - Acquisitions 10.9 opportunistic - Replacement IRFs and other 9.7 40 to 50 New home health and hospice acquisitions 27.9 50 to 100 $149.2 $200 to $300, excluding IRF acquisitions Debt Reduction Debt redemptions (borrowings), net $163.0 $ opportunistic Shareholder Distributions Cash dividends on common stock(9) 91.5 ~100 Purchase of Home Health Holdings rollover shares (see page 30) N/A ~65 Common stock repurchases $38.1 opportunistic $292.6 $TBD Quarterly cash dividend currently set at $0.25 per common share ~$58 million authorization remaining as of December 31, 2017 Net redemptions in 2017 exclude ~$276 million associated with the non- cash conversion of the Convertible Senior Subordinated Notes. See the debt schedule on page 28. Refer to pages 48-50 for end notes.

Appendix

Encompass Health 21 Portfolio as of December 31, 2017 Inpatient Rehabilitation Hospitals (“IRFs”) Home Health Locations Hospice Locations 7 Future IRFs** 36 States and Puerto Rico ~37,900 Employees * Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2016 data Note: One of the 127 IRFs and two of the 200 home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting. Encompass Health A Leading Provider of Inpatient Rehabilitation and Home-Based Care Market Overlap ~60% of EHC’s IRFs have an EHC home health location within a 30-mile radius.* Inpatient Rehabilitation - 12/31/17 127 IRFs (42 are Joint Ventures) 31 States and Puerto Rico ~29,400 Employees 22% of Licensed Beds† 29% of Medicare Patients Served† Key Statistics - Full-Year 2017 171,922 Inpatient Discharges ~$3.2 Billion in Revenue Home Health and Hospice - 12/31/17 200 Home Health Locations 37 Hospice Locations 28 States ~8,500 Employees Key Statistics - Full-Year 2017 124,870 Home Health Admissions 4,870 Hospice Admissions ~$783 Million in Revenue Largest Owner and Operator of IRFs 4th Largest Provider of Medicare-Certified Skilled Home Health Services

Pre-Payment Claims Denials - Inpatient Rehabilitation Segment

Background

- For several years, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") have conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
  - However, MACs and other HHS contractors continue to issue denials without regulatory basis.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In 2016, a federal court ordered HHS to eliminate the backlog by the end of CY 2020. HHS continues to object that it cannot clear the backlog in the timeframe established by the court. Although HHS remains bound by the order, the courts are considering how HHS will comply.
- All Medicare providers continue to experience delays. The backlog is growing because the ALJs receive one year's worth of appeals every four to six weeks, according to HHS.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- In summer 2017, CMS announced the Targeted Probe and Educate ("TPE") initiative. For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html
- Effective February 2018, Palmetto GBA assumed responsibilities for Cahaba's MAC jurisdiction. See announcement from CMS at https://www.cms.gov/Medicare/Medicare-Contracting/Medicare-Administrative-Contractors/Downloads/JurisdictionJAwardFactSheet-09082017.pdf

Encompass Health reserves pre-payment claim denials via the provision for doubtful accounts upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Bad Debt Expense for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q4 2017	$0.7	$(7.8)	$0.2	$—
Q3 2017	7.4	(6.2)	2.2	—
Q2 2017	16.5	(7.7)	4.9	—
Q1 2017	19.0	(5.9)	5.7	—
Q4 2016	17.8	(4.4)	5.4	0.5
Q3 2016	15.7	(8.5)	4.6	—
Q2 2016	18.7	(4.9)	4.6	—
Q1 2016	22.7	(8.4)	6.0	—
Q4 2015	22.5	(4.1)	5.6	(1.3)
Q3 2015	22.0	(4.1)	5.9	(1.1)
Q2 2015	18.2	(3.8)	4.9	—
Q1 2015	16.3	(3.0)	4.2	—

Impact to Balance Sheet

	Dec. 31, 2017	Dec. 31, 2016	Dec. 31, 2015
		(In Millions)	
Pre-payment claims denials	$ 164.0	$ 159.7	$ 114.8
Recorded reserves	(49.2)	(47.9)	(31.2)
Net accounts receivable from pre-payment claims denials	$ 114.8	$ 111.8	$ 83.6

Encompass Health 22

Encompass Health 23 Expansion Activity Inpatient Rehabilitation Facilities # of New Beds 2017 2018 2019 De Novo: Pearland, TX (October) 40 — — Shelby County, AL — 34 — Hilton Head, SC — 38 — Murrieta, CA — — 50 Joint Ventures: Gulfport, MS (April) 33 — — Westerville, OH (April) 60 — — Jackson, TN* (July) 48 — — Murrells Inlet, SC — 29 — Winston-Salem, NC — 68 — Lubbock, TX — — 40 Boise, ID — — 40 Bed Expansions, net** 166 ~100 ~100 347 ~269 ~230 * ** Existing wholly owned, 40-bed IRF in Martin, TN became JV in conjunction with this opening Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. Q4 2017 acquisition highlights: u Acquired two home health locations in Georgia and Alabama Q4 2017 expansion activity highlights: u Began operating a new 40-bed inpatient rehabilitation hospital in Pearland, TX Expanded existing hospitals by 63 beds 1 2 3 7 Previously Announced IRF Development Projects Underway 3 New States Home Health and Hospice # of locations December 31, 2016 223 Acquisitions 14 Opening of new locations 3 Merging of locations (3) December 31, 2017 237 5 Winston-Salem, NC Gulfport, MS 6 7 4 Boise, ID

Estimated Impact of the New Revenue Recognition Accounting Standard

- During the first quarter of 2018, Encompass Health will adopt a new accounting standard (ASC 606 - Revenue from Contracts with Customers) which clarifies the standards for recognizing revenue.
- Based on the Company's current evaluation of the new standard, the expected impact to the Company will be that amounts previously presented as provision for doubtful accounts become a component of consolidated net operating revenue (both segments impacted similarly).
  - This will have the effect of reducing net operating revenues but will be neutral to Adjusted EBITDA and adjusted EPS.
- The Company will retrospectively adopt the new standard during Q1 2018, which means previously reported quarterly and full-year results for 2017 will be updated to reflect the requirements of the new standard.

Expected Impact of the New Revenue Standard - Historical Periods

	As Reported						Recast					
	Q4-17	Q3-17	Q2-17	Q1-17	FY 2017	FY 2016	Q4-17	Q3-17	Q2-17	Q1-17	FY 2017	FY 2016
Net operating revenue (millions)	$1,019.7	$ 995.6	$ 981.3	$ 974.8	$3,971.4	$3,707.2	$1,010.0	$ 983.0	$ 967.6	$ 958.4	$3,919.0	$3,646.0
Provision for doubtful accounts (millions)	9.7	12.6	13.7	16.4	52.4	61.2	—	—	—	—	—	—
Inpatient rehabilitation revenue/discharge	17,871	17,896	17,823	18,131	17,929	17,577	17,693	17,654	17,557	17,812	17,679	17,265
Home health revenue/ episode	2,989	3,022	2,989	2,991	2,998	3,031	2,976	3,008	2,975	2,978	2,984	3,017
Adjusted EBITDA (millions)	208.2	204.6	209.5	200.8	823.1	793.6	No Change					
Adjusted EPS	0.70	0.66	0.71	0.70	2.76	2.67	No Change					

Expected Impact of the New Revenue Standard - 2018 Guidance

(in millions, except per share data)	Current	Recast
Net operating revenue	$4,150 - 4,250	$4,080 - 4,190
Adjusted EBITDA	830 - 850	No change
Adjusted EPS	3.25 - 3.40	No change

Encompass Health 24

Encompass Health 25 Business Outlook: 2018 to 2020 2018 2019 2020 Key Operational Initiatives • Implement rebranding and name change • Develop and implement post-acute patient navigation tools • Enhance clinical collaboration between the Company’s IRFs and home health locations, including TEAMWORKS initiative to extend best practices across all overlap markets • Refine and expand use of clinical data analytics to further improve patient outcomes (e.g., ReAct; Sepsis Alert) • Increase participation in alternative payment models Core Growth • Same-store IRF growth • New-store IRF growth (de novos and acquisitions) • Same-store home health and hospice growth • New-store home health and hospice growth (acquisitions and de novos) Expansion of Service Offerings • Consider acquisitions of other complementary businesses Strong Balance Sheet • Maintain real estate ownership strategy and balance sheet flexibility Shareholder Distributions • Quarterly cash dividends on common stock • Purchases of Home Health Holdings rollover shares • Opportunistic common stock repurchases

Business Outlook 2018 to 2020: Revenue Assumptions

Volume (Includes New Stores)	Inpatient Rehabilitation* 3+% annual discharge growth			Home Health* 10+% annual admission growth		
Medicare Pricing	Approx. 73% of Revenue			Approx. 85% of Revenue		
	FY 2018 Q417-Q318[10]	FY 2019 Q418-Q319 Estimate†	FY 2020 Q419-Q320 Estimate†	CY 2018 Q118-Q418[10]	CY 2019 Q119-Q419 Estimate†	CY 2020 Q120-Q420[11]
Market basket update	1.0%	2.8%	2.9%	1.0%	2.8%	1.5%
Healthcare reform reduction	-	(75) bps	-	-	-	-
Coding intensity reduction	-	-	-	(0.9%)	-	-
Legislative changes to the rural add-on program[11]	-	-	-	-	~(0.1%)	~(0.2%)
Healthcare reform productivity adjustment	-	(80) bps	(50) bps	-	(80) bps	-
Net impact - all providers	1.0%	1.25%	2.4%	0.1%	~1.9%	~1.3%
Impact from case mix re-weighting	-	-	-	(0.6%)	-	-
Estimated impact to Encompass Health[12]	0.8%			(0.5%)		
Medicare Advantage and Managed Care Pricing	Approx. 19% of Revenue			Approx. 14% of Revenue		
Expected Increases	2-4%	2-4%	2-4%	0-2%	0-2%	0-2%

* Outpatient and hospice, which services accounted for 4.6% of total operating revenues for full-year 2017, are not included in the pricing assumptions.

† Estimates are based on current CMS and Congressional Budget Office projections which do not include potential changes from legislation or the CMS rule-making process.

Refer to pages 48-50 for end notes.

Encompass Health 26

Business Outlook 2018 to 2020: Labor and Other Expense Assumptions

Inpatient Rehabilitation

Home Health and Hospice

Salaries and Benefits	2018	2019	2020
Salary increases	2.75-3.25%	2.75-3.25%	2.75-3.25%
Benefit costs increases	8-12%*	5-10%	5-10%


Salaries and Benefits ~70%
IRF Expenses ~30%

% of Salaries and Benefits	
Salaries	~90%
Benefits	~10%


Salaries and Benefits ~85%
Other Expenses ~15%

IRF Expenses

- Other operating expenses and supply costs tracking with inflation

Home Health and Hospice Expenses

- Other operating expenses and supply costs tracking with inflation

Encompass Health

* Expected benefit costs increase in 2018 is reflective of lower group medical expenses incurred in 2017.

27

Encompass Health 28 Debt Schedule Reconciliations to GAAP provided on pages 39-47. Change in December 31, December 31, Debt vs. ($millions) 2017 2016 YE 2016 Advances under $700 million revolving credit facility, September 2022 - LIBOR +150bps $ 95.0 $ 152.0 $ (57.0) Term loan facility, September 2022 - LIBOR +150bps 294.7 421.2 (126.5) Bonds Payable: 5.125% Senior Notes due 2023 295.9 295.3 0.6 5.75% Senior Notes due 2024 1,193.9 1,193.2 0.7 5.75% Senior Notes due 2025 344.4 343.9 0.5 2.0% Convertible Senior Subordinated Notes due 2043 — 275.7 (275.7) Other notes payable 82.3 55.8 26.5 Capital lease obligations 271.5 279.3 (7.8) Long-term debt $ 2,577.7 $ 3,016.4 $ (438.7) Debt to Adjusted EBITDA 3.1x 3.8x

Encompass Health 29 Debt Maturity Profile - Face Value 2018 2021 2022 2022 2023 2024 2025 $350 Senior Notes 5.75% $1,200 Senior Notes 5.75% $300 Senior Notes 5.125% $95 Drawn + $35 reserved for LC’s As of December 31, 2017* ($ in millions) $570 Available Callable beginning November 2017 Revolver Revolver Capacity $295 Term Loans Callable beginning September 2020 No significant debt maturities prior to 2022 Callable beginning March 2018 * This chart does not include ~$272 million of capital lease obligations or ~$82 million of other notes payable. See the debt schedule on page 28.

Encompass Health 30 Options Holder – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18*; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20 Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20 upon 20 days prior written notice Valuation Fair value of the Rollover Shares is determined using the product of Home Health Holdings’ EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent. As of December 31, 2017, the value of the Rollover Shares was ~$192 million. In connection with the 2014 acquisition of Encompass Home Health and Hospice: • Certain members of that management team rolled a portion of their pre- acquisition equity into the post-acquisition entity (“Home Health Holdings”) resulting in a 16.7% ownership interest (the “Rollover Shares”). • Home Health Holdings was capitalized with a promissory note to the parent company totaling ~$385 million (equal to 5.5x the segment’s 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure. • To the extent Home Health Holdings needs cash (e.g., acquisitions, capex, etc.), such amounts may be added to the principal amount of the note or via the creation of new notes. Cash generated from the operations of Home Health Holdings may be used to pay interest and principal on the note(s). Overview of Rollover Shares Held by Members of the Home Health and Hospice Management Team Background Home Health Holdings Rollover Shares 16.7% * In February 2018, each management investor exercised the right to sell 1/3 of his or her Rollover Shares to EHC, representing ~5.6% of the outstanding common shares of Holdings. EHC settled the acquisition of those shares upon payment of ~$65 million in cash.

Encompass Health 31 25.0 20.0 15.0 10.0 5.0 0.0 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Fairlawn(13) 2.0% 1.1% New Store 1.8% 4.4% 5.7% 15.6% 14.2% 11.7% 10.7% 1.3% 1.2% 1.9% 2.4% 2.0% Same Store* 2.9% 2.8% 3.9% 3.0% 2.8% 1.9% 1.9% 0.1% 1.6% 1.6% 1.4% 3.9% Total by Qtr. 6.7% 8.3% 9.6% 18.6% 17.0% 13.6% 12.6% 1.4% 2.8% 3.5% 3.8% 5.9% Total by Year 10.9% 10.8% 4.0% Same-Store Year* 3.2% 1.7% 1.8% Same-Store Year UDS(14) 1.3% (0.6)% Reliant (857 beds) Franklin, TN (40 beds) Lexington, KY (158 beds) Savannah, GA (50 beds) * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Refer to pages 48-50 for end notes. New-Store/Same-Store Growth Inpatient Rehabilitation Pearland, TX (40 beds) Modesto, CA (50 beds) Gulfport, MS (33 beds) Westerville, OH (60 beds) Bryan, TX (49 beds) Broken Arrow, OK (22 beds) Hot Springs, AR (27 beds) Jackson, TN (48 beds)

Encompass Health 32 70.0 60.0 50.0 40.0 30.0 20.0 10.0 0.0 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017Admissions Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 New Store 43.5% 41.6% 35.4% 8.1% 5.7% 6.4% 6.7% 3.5% Same Store* 12.6% 11.1% 15.3% 14.0% 13.9% 13.3% 8.8% 10.1% Total by Quarter 56.1% 52.7% 50.7% 22.1% 19.6% 19.7% 15.5% 13.6% Total by Year 43.6% 17.0% Same-Store Year* 13.7% 11.4% Acquired CareSouth (44 home health agencies in 7 states) in November 2015 * Includes consolidated home health agencies classified as same store during each period New-Store/Same-Store Growth Home Health u In 2016, the Company acquired or opened 10 home health locations. u In 2017, the Company acquired or opened 15 home health locations.

Encompass Health 33 Payment Sources (Percent of Revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q4 Q4 Q4 Full Year 2017 2016 2017 2016 2017 2016 2017 2016 Medicare 73.6% 73.3% 86.1% 84.3% 76.2% 75.3% 75.5% 75.2% Medicare Advantage 8.3% 7.8% 8.9% 8.7% 8.4% 8.0% 8.7% 7.9% Managed care 10.5% 10.9% 3.7% 3.9% 9.1% 9.6% 9.5% 9.8% Medicaid* 3.0% 3.0% 1.1% 3.0% 2.6% 3.0% 2.7% 3.2% Other third-party payors 1.7% 1.9% —% —% 1.4% 1.5% 1.3% 1.4% Workers’ compensation 0.8% 1.1% —% —% 0.6% 0.9% 0.7% 0.8% Patients 0.7% 0.7% 0.1% —% 0.6% 0.6% 0.5% 0.5% Other income 1.4% 1.3% 0.1% 0.1% 1.1% 1.1% 1.1% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% * In Q4 2016, the home health and hospice segment sold its pediatric home health assets. As a result, the segment’s percentage of Medicaid has declined.

Encompass Health 34 Inpatient Rehabilitation Operational and Labor Metrics * The decrease in licensed beds from Q1 2016 to Q2 2016 was due to the sale of the IRF in Beaumont, TX (61 beds). Refer to pages 48-50 for end notes. Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2017 2017 2017 2017 2016 2016 2016 2016 2017 2016 (In Millions) Net patient revenue- inpatient $ 784.7 $ 768.6 $ 762.9 $ 766.2 $ 740.9 $ 724.1 $ 721.2 $ 719.4 $ 3,082.4 $ 2,905.5 Net patient revenue- outpatient and other revenues 26.1 26.2 27.1 26.3 26.7 27.6 31.4 29.8 105.7 115.6 Net operating revenues $ 810.8 $ 794.8 $ 790.0 $ 792.5 $ 767.6 $ 751.7 $ 752.6 $ 749.2 $ 3,188.1 $ 3,021.1 (Actual Amounts) Discharges(15) 43,910 42,948 42,805 42,259 41,474 41,368 41,365 41,098 171,922 165,305 Net patient revenue per discharge $ 17,871 $ 17,896 $ 17,823 $ 18,131 $ 17,864 $ 17,504 $ 17,435 $ 17,505 $ 17,929 $ 17,577 Outpatient visits 131,787 138,689 153,415 152,454 154,311 158,981 164,761 162,649 576,345 640,702 Average length of stay 12.6 12.8 12.7 12.9 12.8 12.7 12.6 12.9 12.7 12.8 Occupancy % 67.7% 68.2% 69.3% 71.0% 67.8% 67.8% 68.2% 68.9% 67.8% 67.8% # of licensed beds* 8,851 8,748 8,641 8,528 8,504 8,441 8,430 8,481 8,851 8,504 Occupied beds 5,992 5,966 5,988 6,055 5,766 5,723 5,749 5,843 6,001 5,766 Full-time equivalents (FTEs)(16) 20,739 20,740 20,474 20,254 19,930 19,663 19,503 19,352 20,552 19,612 Contract labor 255 235 251 260 245 241 205 194 250 221 Total FTE and contract labor 20,994 20,975 20,725 20,514 20,175 19,904 19,708 19,546 20,802 19,833 EPOB(17) 3.50 3.52 3.46 3.39 3.50 3.48 3.43 3.35 3.47 3.44

Home Health and Hospice Operational Metrics

	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Full Year 2017	Full Year 2016
					(In Millions)					
Net home health revenue	$ 187.3	$ 181.2	$ 172.9	$ 165.3	$ 165.2	$ 162.0	$ 157.1	$ 150.9	$ 706.7	$ 635.2
Net hospice and other revenue	21.6	19.6	18.4	17.0	17.1	13.1	11.0	9.7	76.6	50.9
Net operating revenues	$ 208.9	$ 200.8	$ 191.3	$ 182.3	$ 182.3	$ 175.1	$ 168.1	$ 160.6	$ 783.3	$ 686.1
Home Health:					(Actual Amounts)					
Admissions[18]	31,766	31,471	30,823	30,810	27,957	27,239	25,753	25,763	124,870	106,712
Recertifications	25,479	24,396	22,568	20,546	21,422	20,888	20,432	19,453	92,989	82,195
Episodes	56,625	53,757	52,101	49,260	49,253	46,866	45,774	43,844	211,743	185,737
Average revenue per episode	$ 2,989	$ 3,022	$ 2,989	$ 2,991	$ 3,023	$ 3,032	$ 3,033	$ 3,035	$ 2,998	$ 3,031
Episodic visits per episode	17.3	17.7	18.1	18.7	18.4	19.0	18.9	19.1	17.9	18.8
Total visits	1,124,268	1,101,109	1,095,225	1,070,356	1,033,502	1,001,021	967,968	937,804	4,390,958	3,940,295
Cost per visit	$ 77	$ 76	$ 73	$ 75	$ 76	$ 75	$ 73	$ 73	$ 75	$ 74
Hospice:										
Admissions[19]	1,355	1,273	1,114	1,128	996	832	785	724	4,870	3,337
Patient days	134,113	123,491	113,028	108,717	104,183	83,628	71,277	63,431	479,350	322,519
Revenue per day	$ 161	$ 159	$ 162	$ 157	$ 164	$ 157	$ 154	$ 153	$ 160	$ 158

Encompass Health

Refer to pages 48-50 for end notes.

35

Encompass Health 36 Share Information Refer to pages 48-50 for end notes. Weighted Average for the Period Q4 Full Year 2017 2016 2017 2016 2015 Basic shares outstanding(20) 97.6 88.6 93.7 89.1 89.4 Convertible perpetual preferred stock (21) — — — — 1.0 Convertible senior subordinated notes(20) — 8.6 4.0 8.5 8.3 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants(22) 1.6 2.0 1.6 1.9 2.3 Diluted shares outstanding 99.2 99.2 99.3 99.5 101.0 End of Period Q4 Full Year (Millions) 2017 2016 2017 2016 2015 Basic shares outstanding(20) 97.6 88.3 97.6 88.3 89.3

Segment Operating Results

	Q4 2017				Q4 2016			
	IRF	Home Health and Hospice	Reclasses	Consolidated	IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 810.8	$ 208.9	$ —	$ 1,019.7	$ 767.6	$ 182.3	$ —	$ 949.9
Less: Provision for doubtful accounts	(8.4)	(1.3)	—	(9.7)	(13.2)	(1.3)	—	(14.5)
	802.4	207.6	—	1,010.0	754.4	181.0	—	935.4
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(408.1)	—	(146.5)	(554.6)	(386.2)	—	(130.1)	(516.3)
Other operating expenses[(a)]	(120.4)	—	(17.8)	(138.2)	(109.8)	—	(16.6)	(126.4)
Supplies	(35.1)	—	(3.6)	(38.7)	(32.7)	—	(3.1)	(35.8)
Occupancy	(15.6)	—	(3.1)	(18.7)	(15.2)	—	(2.6)	(17.8)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(97.2)	97.2	—	—	(89.7)	89.7	—
Support and overhead costs	—	(73.8)	73.8	—	—	(62.7)	62.7	—
	(579.2)	(171.0)	—	(750.2)	(543.9)	(152.4)	—	(696.3)
Other income	1.2	—	—	1.2	0.8	—	—	0.8
Equity in net income of nonconsolidated affiliates	1.7	0.1	—	1.8	2.4	0.1	—	2.5
Noncontrolling interest[(b)]	(19.0)	(2.3)	—	(21.3)	(16.1)	(0.7)	—	(16.8)
Segment Adjusted EBITDA	**$ 207.1**	**$ 34.4**	**$ —**	**241.5**	**$ 197.6**	**$ 28.0**	**$ —**	**225.6**
General and administrative expenses[(c)]				(33.3)				(26.8)
Adjusted EBITDA				**$ 208.2**				**$ 198.8**

In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal of assets	$ 1.3	$ —	$ —	$ 1.3	$ 2.0	$ (3.3)	$ —	$ (1.3)
(b) Tax reform impact on noncontrolling interests	$ 0.5	$ 4.1	$ —	$ 4.6	$ —	$ —	$ —	$ —
(c) Stock-based compensation	$ —	$ —	$ —	$ 9.8	$ —	$ —	$ —	$ 10.0

Encompass Health
Reconciliations to GAAP provided on pages 39-47.
37

Segment Operating Results

	Year Ended December 31, 2017				Year Ended December 31, 2016			
	IRF	Home Health and Hospice	Reclasses	Consolidated	IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 3,188.1	$ 783.3	$ –	$ 3,971.4	$ 3,021.1	$ 686.1	$ –	$ 3,707.2
Less: Provision for doubtful accounts	(46.8)	(5.6)	–	(52.4)	(57.0)	(4.2)	–	(61.2)
	3,141.3	777.7	–	3,919.0	2,964.1	681.9	–	3,646.0
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,603.8)	–	(550.8)	(2,154.6)	(1,493.4)	–	(492.5)	(1,985.9)
Other operating expenses[(a)]	(462.5)	–	(69.6)	(532.1)	(431.5)	–	(59.9)	(491.4)
Supplies	(135.7)	–	(13.6)	(149.3)	(128.8)	–	(11.2)	(140.0)
Occupancy	(61.9)	–	(11.6)	(73.5)	(61.2)	–	(10.1)	(71.3)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	–	(368.4)	368.4	–	–	(336.5)	336.5	–
Support and overhead costs	–	(277.2)	277.2	–	–	(237.2)	237.2	–
	(2,263.9)	(645.6)	–	(2,909.5)	(2,114.9)	(573.7)	–	(2,688.6)
Other income	4.1	–	–	4.1	2.9	–	–	2.9
Equity in net income of nonconsolidated affiliates	7.3	0.7	–	8.0	9.1	0.7	–	9.8
Noncontrolling interest[(b)]	(67.6)	(6.9)	–	(74.5)	(64.0)	(6.5)	–	(70.5)
Segment Adjusted EBITDA	**$ 821.2**	**$ 125.9**	**$ –**	**947.1**	**$ 797.2**	**$ 102.4**	**$ –**	**899.6**
General and administrative expenses[(c)]				(124.0)				(106.0)
Adjusted EBITDA				**$ 823.1**				**$ 793.6**
In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal of assets	$ 4.8	$ (0.2)	$ –	$ 4.6	$ 4.3	$ (3.6)	$ –	$ 0.7
(b) Tax reform impact on noncontrolling interests	$ 0.5	$ 4.1	$ –	$ 4.6	$ –	$ –	$ –	$ –
(c) Stock-based compensation	$ –	$ –	$ –	$ 47.7	$ –	$ –	$ –	$ 27.4

Encompass Health
Reconciliations to GAAP provided on pages 39-47.
38

Reconciliation of Net Income to Adjusted EBITDA[8]

	2017									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 84.4		$ 79.4		$ 85.1		$ 86.5		$ 335.4	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.3		(0.2)		0.1		0.2		0.4	
Net income attributable to noncontrolling interests	(17.6)		(16.4)		(19.2)		(25.9)		(79.1)	
Income from continuing operations attributable to Encompass Health*	67.1	$ 0.70	62.8	$ 0.66	66.0	$ 0.67	60.8	$ 0.61	256.7	$ 2.69
Provision for income tax expense	39.7		28.6		43.1		49.2		160.6	
Interest expense and amortization of debt discounts and fees	41.3		40.4		36.8		35.9		154.4	
Depreciation and amortization	45.2		45.8		46.2		46.6		183.8	
Loss on early extinguishment of debt	—		10.4		0.3		—		10.7	
Net noncash (gain) loss on disposal of assets	(0.5)		0.8		3.0		1.3		4.6	
Stock-based compensation expense	8.0		20.7		9.2		9.8		47.7	
Tax reform impact on noncontrolling interests	—		—		—		4.6		4.6	
Adjusted EBITDA	$ 200.8		$ 209.5		$ 204.6		$ 208.2		$ 823.1	
Weighted average common shares outstanding:										
Basic		88.8		90.3		97.8		97.6		93.7
Diluted		99.0		98.9		99.0		99.2		99.3

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 48-50 for end notes.

39

Reconciliation of Net Income to Adjusted EBITDA(8)

(in millions, except per share data)	2016 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 76.7		$ 81.2		$ 78.1		$ 82.1		$ 318.1	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.1		0.1		0.1		(0.3)		—	
Net income attributable to noncontrolling interests	(18.7)		(18.6)		(16.4)		(16.8)		(70.5)	
Income from continuing operations attributable to Encompass Health*	58.1	$ 0.61	62.7	$ 0.65	61.8	$ 0.64	65.0	$ 0.68	247.6	$ 2.59
Professional fees — acct, tax, and legal	0.2		1.7		—		—		1.9	
Provision for income tax expense	39.7		42.4		42.1		39.7		163.9	
Interest expense and amortization of debt discounts and fees	44.6		43.4		42.5		41.6		172.1	
Depreciation and amortization	42.4		42.9		43.5		43.8		172.6	
Loss on early extinguishment of debt	2.4		2.4		2.6		—		7.4	
Net noncash loss (gain) on disposal of assets	0.2		0.2		1.6		(1.3)		0.7	
Stock-based compensation expense	4.5		8.6		4.3		10.0		27.4	
Adjusted EBITDA	$ 192.1		$ 204.3		$ 198.4		$ 198.8		$ 793.6	
Weighted average common shares outstanding:										
Basic		89.5		89.3		89.1		88.6		89.1
Diluted		99.4		99.4		99.4		99.2		99.5

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 48-50 for end notes.

40

Encompass Health 41 Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA Q4 Full Year (In Millions) 2017 2016 2017 2016 Net cash provided by operating activities $ 151.4 $ 135.0 $ 657.2 $ 634.4 Provision for doubtful accounts (9.7) (14.5) (52.4) (61.2) Professional fees — accounting, tax, and legal — — — 1.9 Interest expense and amortization of debt discounts and fees 35.9 41.6 154.4 172.1 Equity in net income of nonconsolidated affiliates 1.8 2.5 8.0 9.8 Net income attributable to noncontrolling interests in continuing operations (25.9) (16.8) (79.1) (70.5) Amortization of debt-related items (1.0) (3.5) (8.7) (13.8) Distributions from nonconsolidated affiliates (2.0) (2.6) (8.6) (8.5) Current portion of income tax expense 24.9 17.4 85.0 31.0 Change in assets and liabilities 28.3 39.6 60.9 91.3 Net premium paid on bond transactions — — — 5.8 Tax reform impact on noncontrolling interests(2) 4.6 — 4.6 — Cash (provided by) used in operating activities of discontinued operations (0.1) 0.1 0.6 0.7 Other — — 1.2 0.6 Adjusted EBITDA $ 208.2 $ 198.8 $ 823.1 $ 793.6 Refer to pages 48-50 for end notes.

Encompass Health 42 Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense Three Months Ended Year Ended December 31, December 31, 2017 2016 2017 2016 (In Millions) Total segment Adjusted EBITDA $ 241.5 $ 225.6 $ 947.1 $ 899.6 General and administrative expenses (43.1) (36.8) (171.7) (133.4) Depreciation and amortization (46.6) (43.8) (183.8) (172.6) (Loss) gain on disposal of assets (1.3) 1.3 (4.6) (0.7) Professional fees — accounting, tax, and legal — — — (1.9) Loss on early extinguishment of debt — — (10.7) (7.4) Interest expense and amortization of debt discounts and fees (35.9) (41.6) (154.4) (172.1) Net income attributable to noncontrolling interests 25.9 16.8 79.1 70.5 Tax reform impact on noncontrolling interests(2) (4.6) — (4.6) — Income from continuing operations before income tax expense $ 135.9 $ 121.5 $ 496.4 $ 482.0 Refer to pages 48-50 for end notes.

Encompass Health 43 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow(7) Q4 Full Year (In Millions) 2017 2016 2017 2016 Net cash provided by operating activities $ 151.4 $ 135.0 $ 657.2 $ 634.4 Impact of discontinued operations (0.1) 0.1 0.6 0.7 Net cash provided by operating activities of continuing operations 151.3 135.1 657.8 635.1 Capital expenditures for maintenance (46.2) (39.7) (138.3) (104.2) Distributions paid to noncontrolling interests of consolidated affiliates (13.6) (15.4) (51.9) (64.9) Items non-indicative of ongoing operating performance: Cash paid for professional fees — accounting, tax, and legal — — — 1.9 Transaction costs and related assumed liabilities — — — 0.8 Net premium on bond issuance/repayment — — — 5.8 Adjusted free cash flow $ 91.5 $ 80.0 $ 467.6 $ 474.5 Cash dividends on common stock $ 24.5 $ 21.4 $ 91.5 $ 83.8 Refer to pages 48-50 for end notes.

Encompass Health 44 For the Three Months Ended December 31, 2017 Adjustments As Reported Mark-to- Market Adjustment for Stock Appreciation Rights(5) Income Tax Adjustments(6) Tax Reform Impact(2) As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 208.2 $ — $ — $ — $ 208.2 Depreciation and amortization (46.6) — — — (46.6) Interest expense and amortization of debt discounts and fees (35.9) — — — (35.9) Stock-based compensation (9.8) (0.6) — — (10.4) Loss on disposal of assets (1.3) — — — (1.3) Tax reform impact on noncontrolling interests(2) (4.6) — — 4.6 — Income from continuing operations before income tax expense 110.0 (0.6) — 4.6 114.0 Provision for income tax expense (49.2) 0.3 2.7 1.2 (45.0) Income from continuing operations attributable to Encompass Health $ 60.8 $ (0.3) $ 2.7 $ 5.8 $ 69.0 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 60.8 $ 69.0 Diluted earnings per share from continuing operations, as reported* $ 0.61 $ — $ 0.03 $ 0.06 $ 0.70 Diluted shares used in calculation 99.2 Adjusted EPS(4) - Q4 2017 * Adjusted EPS may not sum across due to rounding. Refer to pages 48-50 for end notes.

Encompass Health 45 For the Three Months Ended December 31, 2016 Adjustments As Reported Mark-to- Market Adjustment for Stock Appreciation Rights(5) Sale of Pediatric Home Health Assets and Hospital Income Tax Valuation and Other Adjustments As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 198.8 $ — $ — $ — $ 198.8 Depreciation and amortization (43.8) — — — (43.8) Interest expense and amortization of debt discounts and fees (41.6) — — — (41.6) Stock-based compensation (10.0) 3.0 — — (7.0) Loss on disposal of assets 1.3 — (3.3) — (2.0) Income from continuing operations before income tax expense 104.7 3.0 (3.3) — 104.4 Provision for income tax expense (39.7) (1.1) 6.1 (0.6) (35.3) Income from continuing operations attributable to Encompass Health $ 65.0 $ 1.9 $ 2.8 $ (0.6) $ 69.1 Add: Interest on convertible debt, net of tax 2.5 2.5 Numerator for diluted earnings per share $ 67.5 $ 71.6 Diluted earnings per share from continuing operations* $ 0.68 $ 0.02 $ 0.03 $ (0.01) $ 0.72 Diluted shares used in calculation 99.2 Adjusted EPS(4) - Q4 2016 * Adjusted EPS may not sum across due to rounding. Refer to pages 48-50 for end notes.

Adjusted EPS[4] - YTD 2017

	For the Year Ended December 31, 2017					
		Adjustments				
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights[5]	Tax Reform Impact[2]	Loss on Early Extinguishment of Debt	Income Tax Adjustments[6]	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	$ 823.1	$ –	$ –	$ –	$ –	$ 823.1
Depreciation and amortization	(183.8)	–	–	–	–	(183.8)
Loss on early extinguishment of debt[3]	(10.7)	–	–	0.3	–	(10.4)
Interest expense and amortization of debt discounts and fees	(154.4)	–	–	–	–	(154.4)
Stock-based compensation	(47.7)	13.3	–	–	–	(34.4)
Loss on disposal of assets	(4.6)	–	–	–	–	(4.6)
Tax reform impact of noncontrolling interests[2]	(4.6)	–	4.6	–	–	–
Income from continuing operations before income tax expense	417.3	13.3	4.6	0.3	–	435.5
Provision for income tax expense	(160.6)	(5.3)	1.2	(0.1)	(7.7)	(172.5)
Income from continuing operations attributable to Encompass Health	$ 256.7	$ 8.0	$ 5.8	$ 0.2	$ (7.7)	$ 263.0
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	10.8					10.8
Numerator for diluted earnings per share	$ 267.5					$ 273.8
Diluted earnings per share from continuing operations, as reported*	$ 2.69	$ 0.08	$ 0.06	$ –	$ (0.08)	$ 2.76
Diluted shares used in calculation	99.3					

* Adjusted EPS may not sum across due to rounding.
Refer to pages 48-50 for end notes.

Encompass Health 46

Adjusted EPS[4] - YTD 2016

	For the Year Ended December 31, 2016						
		Adjustments					
	As Reported	Pro. Fees — Acct., Tax, & Legal	Mark-to-Market Adjustment for Stock Appreciation Rights[5]	Loss on Early Exting. of Debt	Sale of Pediatric Home Health Assets and Hospital	Income Tax Valuation and Other Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 793.6	$ —	$ —	$ —	$ —	$ —	$ 793.6
Depreciation and amortization	(172.6)	—	—	—	—	—	(172.6)
Professional fees — accounting, tax, and legal	(1.9)	1.9	—	—	—	—	—
Loss on early extinguishment of debt	(7.4)	—	—	7.4	—	—	—
Interest expense and amortization of debt discounts and fees	(172.1)	—	—	—	—	—	(172.1)
Stock-based compensation	(27.4)	—	1.6	—	—	—	(25.8)
Loss on disposal of assets	(0.7)	—	—	—	(4.2)	—	(4.9)
Income from continuing operations before income tax expense	411.5	1.9	1.6	7.4	(4.2)	—	418.2
Provision for income tax expense	(163.9)	(0.8)	(0.6)	(3.0)	6.5	(0.6)	(162.4)
Income from continuing operations attributable to Encompass Health	$ 247.6	$ 1.1	$ 1.0	$ 4.4	$ 2.3	$ (0.6)	$ 255.8
Add: Interest on convertible debt, net of tax	9.7						9.7
Numerator for diluted earnings per share	$ 257.3						$ 265.5
Diluted earnings per share from continuing operations*	$ 2.59	$ 0.01	$ 0.01	$ 0.04	$ 0.02	$ (0.01)	$ 2.67
Diluted shares used in calculation	99.5						

* Adjusted EPS may not sum across due to rounding.
Refer to pages 48-50 for end notes.

Encompass Health

47

Encompass Health 48 End Notes (1) In the first quarter of 2017, approximately $1 million associated with the TeamWorks clinical collaboration initiative was included in operating expenses within the inpatient rehabilitation segment. Total costs to the Company in 2017 for the TeamWorks clinical collaboration initiative was $5.4 million. (2) The application of the lower income tax rate that resulted from the Tax Cuts and Jobs Act to the Company’s net deferred tax assets resulted in a net $1.2 million increase in tax expense in Q4 2017. Application of the new tax rate to the Company’s joint venture entities’ deferred tax liabilities resulted in a net reduction in tax expense in Q4 2017. The Company’s joint venture partners’ share of this net tax benefit was $4.6 million, which resulted in an increase in noncontrolling interest expense in Q4 2017. (3) The interest and amortization and the loss on early extinguishment of debt related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share because the debt was assumed to have been converted at the beginning of the period, and the applicable shares were included in the diluted share count. (4) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (5) In connection with the acquisition of Encompass Home Health & Hospice, the Company granted stock appreciation rights based on the fair value of the common stock of HealthSouth Home Health Holdings, Inc. to certain members of Encompass Home Health & Hospice management. The fair value of Holdings’ common stock is the amount by which the product of the trailing 12-month adjusted EBITDA for Holdings and the median market EBITDA multiple based on a basket of public home health companies and certain public home health acquisition transactions exceeds the initial fair value assigned to the Holdings’ stock. The fair value also takes into consideration the balance of the intercompany note in place and the net debt of Holdings. The fair value of these SARs will vary from period to period primarily based on the performance of the Company’s home health and hospice segment and the change in the median market multiple. Half of the SARs vest of January 1, 2019, and the other half vest on January 1, 2020. Once vested, they are exercisable until they expire on December 31, 2024 or in connection with termination of employment. (6) New guidance in ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting,” requires entities to record all of the tax effects related to share-based payment at settlement (or expiration) through the income statement. Historically, the Company recorded such tax effects to equity. * Reconciliations to GAAP provided on pages 39-47

End Notes, con't.

(7) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies.

Note: Adjusted free cash flow for prior periods has been recast to conform to the new guidance in ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting." The Company's stock-based compensation plans permit shares to be withheld to pay the employee's tax withholding obligations incurred in connection with the vesting of a stock award. The Company then remits the value of those withheld shares in cash to the applicable tax authority on the employee's behalf. Under the new guidance, all cash payments made to taxing authorities on employees' behalf for shares withheld should be presented as a financing activity in the statement of cash flows. Historically, the Company presented such payments as an operating activity.

Adjusted Free Cash Flow

	As Previously Reported	Payroll Taxes Paid Reclassified to Financing Activities	As Currently Reported
Q1 2016	$ 129.5	$ 9.9	$ 139.4
Q2 2016	115.3	–	115.3
Q3 2016	139.8	–	139.8
Q4 2016	78.3	1.7	80.0
FY 2016	**$ 462.9**	**$ 11.6**	**$ 474.5**
FY 2015	**$ 389.0**	**$ 17.2**	**$ 406.2**

(8) Adjusted EBITDA is a non-GAAP financial measure. The Company's leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth.

(9) On July 21, 2016, the board of directors approved a $0.01 per share, or 4.3%, increase to the quarterly cash dividend on the Company's common stock, bringing the quarterly cash dividend to $0.24 per common share. On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company's common stock, bringing the quarterly cash dividend to $0.25 per common share.

(10) The Medicare Access and CHIP Reauthorization Act of 2015 mandated a market basket update of +1.0% in 2018 for post-acute providers including rehabilitation hospitals as well as home health and hospice agencies.

(11) The Bipartisan Budget Act of 2018 provides for a home health market basket update of 1.5% for CY 2020 and the elimination of any productivity adjustment to the market basket for that year. It also provides for the extension of the rural add-on adjustment through 2022, albeit declining in amount along the way. The adjustment is a reimbursement add-on for episodes in areas with a population density of six or fewer individuals per square mile.

(12) The Company estimates the expected impact of each rule utilizing, among other things, the acuity of its patients over the 8-month (home health) to 12-month (inpatient rehabilitation) period prior to each rule's release and incorporates other adjustments included in each rule. These estimates are prior to the impact of sequestration.

(13) The Company acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased the Company's ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014.

Encompass Health 49

Encompass Health 50 End Notes, con’t. (14) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~70% of industry, including Encompass Health inpatient rehabilitation sites (15) Represents discharges from 126 consolidated hospitals in Q4 2017; 125 consolidated hospitals in Q3 2017; 124 consolidated hospitals in Q2 2017; 122 consolidated hospitals in Q1 2017 and Q4 2016; 121 consolidated hospitals in Q3 2016; 120 consolidated hospitals in Q2 2016; and 121 consolidated hospitals in Q1 2016 (16) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (17) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (18) Represents home health admissions from 198 consolidated locations in Q4 2017; 196 consolidated locations in Q3 2017; 191 consolidated locations in Q2 2017 and Q1 2017; 186 consolidated locations in Q4 2016; 188 consolidated locations in Q3 2016; 187 consolidated locations in Q2 2016; and 184 consolidated locations in Q1 2016 (19) Represents hospice admissions from 37 locations in Q4 2017, Q3 2017 and Q2 2017; 35 locations in Q1 2017 and Q4 2016; 33 locations in Q3 2016; 29 locations in Q2 2016; and 27 locations in Q1 2016 (20) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. (21) In March 2006, the Company completed the sale of 400,000 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. In Q4 2013, the Company exchanged $320 million of newly issued 2.0% Convertible Senior Subordinated Notes due 2043 for 257,110 shares of its outstanding preferred stock. In April 2015, the Company exercised its rights to force conversion of all outstanding shares of its preferred stock. On the conversion date, each outstanding share of preferred stock was converted into 33.9905 shares of common stock, resulting in the issuance of 3,271,415 shares of common stock. (22) The agreement to settle the Company’s class action securities litigation received final court approval in January 2007. The 5.0 million shares of common stock and warrants to purchase ~8.2 million shares of common stock at a strike price of $41.40 (expired January 17, 2017) related to this settlement were issued on September 30, 2009. The 5.0 million common shares are included in the basic outstanding shares. The warrants were not included in the diluted share count prior to 2015 because the strike price had historically been above the market price. In full-year 2016, zero shares related to the warrants were included in the diluted share count due to antidilution based on the stock price. In full-year 2015, 80,814 shares related to the warrants were included in the diluted share count using the treasury stock method.